UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2013

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Commerce Way
East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2013, Astronics Corporation (the “Company”), acquired certain assets and liabilities from AeroSat Corporation and related entities (the “Sellers”), a supplier of aircraft antenna systems. Pursuant to the terms of the Asset Purchase Agreement (the “Agreement”) between the Company and the Sellers, the consideration for the purchased assets is twelve million dollars ($12,000,000) (the “Purchase Price”) in cash, plus the a potential additional purchase consideration of up to $53.0 million based upon the achievement of certain revenue targets in 2014 and 2015. Based upon current sales projections, the Company expects the aggregate additional purchase consideration to be between $5 and $20 million.

The Agreement has been provided solely to inform the Company’s shareholders and investors of its terms. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Such shareholders and investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Aerosat or any of their respective subsidiaries or affiliates.

The foregoing summary of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On October 1, 2013, the Company issued a press release announcing the transaction. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement dated October 1, 2013 among Astronics Corporation, Aerosat Corporation, Aerosat Airborne Internet LLC , Aerosat Avionics LLC and Aerosat Tech Licensing LLC

99.1	Press Release of Astronics Corporation October 1, 2013

iii) SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: October 1, 2013	By:	/s/ David C. Burney
	Name:	David C. Burney
Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Asset Purchase Agreement dated October 1, 2013 among Astronics Corporation, Aerosat Corporation, Aerosat Airborne Internet LLC , Aerosat Avionics LLC and Aerosat Tech Licensing LLC

99.1	Press Release of Astronics Corporation October 1, 2013

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